UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report  (Date of earliest event reported)  December 11, 2015

SMART & FINAL STORES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36626	80-0862253
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Citadel Drive, Commerce, CA	90040
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (323) 869-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On December 11, 2015, David G. Hirz, President and Chief Executive Officer of Smart & Final Stores, Inc. (“Company”), entered into a pre-arranged stock trading plan (the “10b5-1 Plan”) to exercise up to 1,081,290 options to purchase common stock of the Company (“options”) set to expire on April 6, 2017 and sell certain of such shares acquired upon exercise. Exercises of options and related sales of shares under the 10b5-1 Plan are scheduled to begin as early as January 11, 2016, and the 10b5-1 Plan is scheduled to terminate on April 6, 2017.

The options subject to the 10b5-1 Plan represent stock options issued by the Company’s former parent company, which were rolled over in connection with the acquisition of the Company by affiliates of Ares Management LLC in November 2012.  Mr. Hirz established the 10b5-1 Plan to diversify his portfolio and to avoid the expiration of unexercised stock options.

The 10b5-1 Plan was adopted during an authorized trading period and when Mr. Hirz was not in possession of material non-public information. The transactions under the Plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

The information disclosed in this Item 8.01 is being furnished, not filed. By furnishing the information in this Item 8.01, the Company is making no admission as to the materiality of such information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART & FINAL STORES, INC.

Date: December 11, 2015

	By:	/s/ Richard N. Phegley
	Name:	Richard N. Phegley
	Title:	Senior Vice President and Chief Financial Officer